UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

November 24, 2015
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998 (Commission File Number)	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300 Santa Clara, California 95054
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2015, Uni-Pixel, Inc. (the “Company”) entered into individual subscription agreements with investors for the sale of an aggregate of 9,625,871 units in a public offering of it securities for expected gross proceeds to the Company of $8.1 million (the “Offering”). Each unit consists of one share of our common stock and one warrant to purchase one share of our common stock. The purchase price per unit to be paid by the investors is $0.85.

As provided in the Form of Warrant, the warrants have an exercise price of $1.50 per share and have a term of five years from the date of issuance. The exercise price of the warrants and the number of shares for which the warrants are exercisable are subject to certain adjustments if the Company issues or sells additional shares of common stock or common stock equivalents at a price per share less than the exercise price then in effect, or without consideration. Notwithstanding the foregoing, there will be no adjustment to the exercise price of the Warrants or number of Warrant Shares issuable upon exercise in connection with the issuance of common stock upon Board of Director-approved employee benefit plans or upon the conversion, exercise or payment of certain outstanding, excluded securities.

In connection with the Offering, the Company also on November 24, 2015 entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners LLC, the lead placement agent for the Offering. Under the Placement Agency Agreement, the Company agreed to pay to the placement agents an aggregate placement agent fee equal to 7% of the gross proceeds of the Offering, subject to certain limitations as set forth in the Placement Agency Agreement. The Placement Agency Agreement contains customary indemnification obligations of the Company and the placement agents, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties.

The Offering is being made pursuant to a prospectus supplement dated and filed with the Securities and Exchange Commission (“SEC”) on November 24, 2015 and an accompanying prospectus dated July 10, 2015, under the Company’s shelf registration statement on Form S-3 declared effective by the SEC on January 10, 2015 (File No. 333-200316) (the “Registration Statement”). The Offering is expected to close on or about November 30, 2015, subject to the satisfaction of customary closing conditions contained in the subscription agreements. The Form of Subscription Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing.

In connection with this Offering, the directors and executive officers of the Company have entered into Lock Up Agreements providing for a 90-day “lock-up” period following November 24, 2105 during which such individuals may not make sales of specified securities, subject to certain exceptions.

The foregoing descriptions of the Form of Warrant, Form of Subscription Agreement and the Placement Agency Agreement are not complete and are qualified in their entirety by reference to the such agreements attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 by reference.

In connection with the Offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (1) the opinion of Crowell & Moring LLP as to the validity of the sale and issuance of the Securities in the Offering (Exhibit 5.1); (2) the consent of Crowell & Moring LLP (Exhibit 23.1, included in Exhibit 5.1); and (3) the consent of PMB Helin Donovan (Exhibit 23.2).

Item 8.01	Other Events.

On November 24, 2015, the Company issued a press release announcing the pricing terms of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant, dated November 24, 2015.
5.1	Opinion of Crowell & Moring LLP
10.1	Form of Subscription Agreement, dated November 24, 2015.
10.2	Placement Agency Agreement, dated November 24, 2015, between Uni-Pixel, Inc. and Roth Capital Partners, LLC.
23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1).
23.2	Consent of PMB Helin Donovan.
99.1	Press Release issued by Uni-Pixel, Inc. on November 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2015	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant, dated November 24, 2015.
5.1	Opinion of Crowell & Moring LLP
10.1	Form of Subscription Agreement, dated November 24, 2015.
10.2	Placement Agency Agreement, dated November 24, 2015, between Uni-Pixel, Inc. and Roth Capital Partners, LLC.
23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1).
23.2	Consent of PMB Helin Donovan.
99.1	Press Release issued by Uni-Pixel, Inc. on November 24, 2015.